UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

December 29, 2005

German American Bancorp

(Exact Name of Registrant as Specified in Its Charter)

Indiana

(State or Other Jurisdiction of Incorporation)

0-11244 (Commission File Number) 711 Main Street Box 810 Jasper, Indiana (Address of Principal Executive Offices)	35-1547518 (IRS Employer Identification No.) 47546 (Zip Code)

(812) 482-1314

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 29, 2005, the Stock Option Committee of the Board of Directors of German American Bancorp (“German American”) approved the accelerated vesting of all currently outstanding unvested stock options ("Options") awarded to recipients under its 1999 Long Term Equity Incentive Plan effective December 29, 2005. The decision to accelerate the vesting was made primarily to reduce non-cash compensation expense that German American would have recorded in its income statement in future periods upon the adoption of Financial Accounting Standards Board Statement No. 123R (Share-Based Payment) in January 2006. These Options were previously awarded to executive officers and employees. In conjunction with the acceleration of all vesting periods, the Stock Option Committee also took action to amend all outstanding Options to eliminate any obligation to grant new options in replacement of shares tendered in payment of the exercise price of Options, effective January 1, 2006. All other terms and conditions applicable to Options, including the exercise prices and exercise periods, remain unchanged.

The Stock Option Committee believed it was in the best interest of German American’s shareholders to accelerate the vesting of these Options to eliminate compensation expense in future periods. As a result of this action, Options to purchase up to 161,601 shares of common stock become exercisable immediately. Without the acceleration, the Options would have vested on dates ranging from December 31, 2005 to August 29, 2010.

The holders of the Options affected included the executive officers of German American (Mark Schroeder, Clay Ewing, Stan Ruhe, Bradley Rust and Ken Sendelweck,), who hold an aggregate of 95,003 outstanding Options (including 57,234 Options that had not yet satisfied all vesting conditions as of the time of the Stock Option Committee’s action) and other employees who hold an aggregate of 152,039 Options (including 104,367 Options that had not yet satisfied all vesting conditions as of the time of the Stock Option Committee’s action.

Based on German American’s average closing bid/ask stock price of $12.96 price per share on the date immediately preceding the date of accelerated vesting, 5.1% of the total accelerated Options, (covering an aggregate of 8,260 shares of German American common stock as to which vesting conditions had not as of that date been satisfied) had exercise prices below the closing market price at the time of acceleration (the “In-the-Money Options”). Without the acceleration, In-the-Money Options would have vested at various times and would have been fully vested by March 15, 2006.

Since German American currently accounts for its stock options in accordance with Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees ("APB No. 25"), it will report its estimates of the eliminated future compensation expense related to the affected Options in its fourth quarter 2005 financial statements as a pro-forma disclosure. German American will expense approximately $3,600 as a result of the acceleration of the In-the-Money Options during the fourth quarter of 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 29, 2005	GERMAN AMERICAN BANCORP By: /s/ Mark A. Schroeder Mark A. Schroeder, President